Exhibit 99.1

VIROPHARMA INCORPORATED Contacts: Robert A. Doody Jr. (Investors) Investor Relations Phone (610) 321-6290

VIROPHARMA RECEIVES FDA APPROVAL OF CINRYZE® (C1 ESTERASE INHIBITOR [HUMAN]) INDUSTRIAL SCALE MANUFACTURING

- Financial Results expected to be released on Thursday, August 9th at 7:30 AM ET -

EXTON, Pa., August 6, 2012 — ViroPharma Incorporated (Nasdaq: VPHM) today announced the U.S Food and Drug Administration (FDA) has approved the supplement to the Cinryze Biologics License Application (BLA) for industrial scale manufacturing changes. As previously announced, the company expects completion of labeling for previously produced vials to take approximately six weeks before entering into the trade.

The company also announced that it expects to release its financial results for the second quarter of 2012 on Thursday, August 9, 2012 before the open of the U.S. financial markets.

The company will host a conference call and live audio webcast at 9:00 a.m. Eastern Time on the same day. During the conference call, ViroPharma management will discuss the 2012 second quarter financial results and other business.

The press release and the live webcast of the conference call will be accessible via ViroPharma’s corporate website at http://www.viropharma.com. An audio archive will be available at the same address until August 20, 2012. To participate in the conference call, please dial (800) 874-4559 (domestic) and (302) 607-2019 (international). After placing the call, please tell the operator you wish to join the ViroPharma investor conference call.

“We believe the approval of our supplement for industrial scale manufacturing now enables us to ensure Cinryze is available to any patient who chooses prophylaxis against their attacks of hereditary angioedema,” stated Dan Soland, ViroPharma’s chief operating officer.

Continued Soland, “With the addition of the industrial scale process to our current production, we believe we now have the means to ensure the market is fully served and build adequate safety stock levels. We also believe we have flexibility to increase our production even further through additional shifts should the need arise.”

About Cinryze® (C1 esterase inhibitor [human])

Cinryze is a highly purified, pasteurized and nanofiltered plasma-derived C1 esterase inhibitor product. In the U.S., Cinryze is approved by the FDA for routine prophylaxis against angioedema attacks in adolescent and adult patients with HAE. In the E.U., the product is approved by the EMA for the treatment and pre-procedure prevention of angioedema attacks in adults and adolescents with hereditary angioedema (HAE), and routine prevention of angioedema attacks in adults and adolescents with severe and recurrent attacks of hereditary angioedema (HAE), who are intolerant to or insufficiently protected by oral prevention treatments or patients who are inadequately managed with repeated acute treatment. Cinryze is for intravenous use only.

Severe hypersensitivity reactions to Cinryze may occur. Thrombotic events have occurred in patients receiving Cinryze, and in patients receiving off-label high dose C1 inhibitor therapy. Monitor patients with known risk factors for thrombotic events. With any blood or plasma derived product, there may be a risk of transmission of infectious agents, e.g. viruses and, theoretically, the CJD agent. The risk has been reduced by screening donors for prior exposure to certain virus infections and by manufacturing steps to reduce the risk of viral transmission including pasteurization and nanofiltration.

The most common adverse reactions in clinical trials associated with Cinryze were rash, headache, nausea, erythema, phlebitis and local reactions at the injection site. Adverse events of sinusitis and upper respiratory infection also were observed in clinical trials. No drug-related serious adverse events (SAEs) were reported in clinical trials.

Please visit http://www.viropharma.com/products/cinryze.aspx for the full U.S. Prescribing Information; the prescribing information for other countries can be found at www.viropharma.com.

About Hereditary Angioedema (HAE)

HAE is a rare, severely debilitating, life-threatening genetic disorder caused by a deficiency of C1 inhibitor, a human plasma protein. This condition is the result of a defect in the gene controlling the synthesis of C1 inhibitor. C1 inhibitor maintains the natural regulation of the contact, complement, and fibrinolytic systems, that when left unregulated, can initiate or perpetuate an attack by consuming the already low levels of endogenous C1 inhibitor in HAE patients. Patients with C1 inhibitor deficiency experience recurrent, unpredictable, debilitating, and potentially life threatening attacks of inflammation affecting the larynx, abdomen, face, extremities and urogenital tract. Patients with HAE experience approximately 20 to 100 days of incapacitation per year. There are estimated to be at least 6,500 people with HAE in the United States and at least 10,000 people in the European Union.

For more information on HAE, visit the U.S. HAE Association’s website at www.haea.org and the HAEi’s (International Patient Organization for C1 Inhibitor Deficiencies) website at www.haei.org.

About ViroPharma Incorporated

ViroPharma Incorporated is an international biopharmaceutical company committed to developing and commercializing novel solutions for physician specialists to address unmet medical needs of patients living with diseases that have few if any clinical therapeutic options. ViroPharma is developing a portfolio of therapeutics for rare and Orphan diseases including C1 esterase inhibitor deficiency, Friedreich’s Ataxia, and adrenal insufficiency, cytomegalovirus (CMV); and recurrent C. difficile infection (CDI). Our goal is to provide rewarding careers to employees, to create new standards of care in the way serious diseases are treated, and to build international partnerships with the patients, advocates, and health care professionals we serve. ViroPharma’s commercial products address diseases including hereditary angioedema (HAE), seizures, adrenal insufficiency and C. difficile-associated diarrhea (CDAD); for full U.S. prescribing information on our products, please download the package inserts at http://www.viropharma.com/Products.aspx; the prescribing information for other countries can be found at www.viropharma.com.

ViroPharma routinely posts information, including press releases, which may be important to investors in the investor relations and media sections of our company’s web site, www.viropharma.com. The company encourages investors to consult these sections for more information on ViroPharma and our business.

Forward-Looking Statements

Certain statements in this press release contain forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements provide our current expectations or forecasts of future events. Forward looking statements in this press release include our belief that the approval of our supplement for industrial scale manufacturing increases our ability to ensure Cinryze is available to any patient who chooses prophylaxis against their attacks of hereditary angioedema, that we now have the means to ensure the market is fully served and build adequate safety stock levels and that we have flexibility to increase our production even further through additional shifts should the need arise. In the event Sanquin is not able to manufacture the anticipated volume of product at the industrial scale as a result of either batch failures, variability in batch yields, required maintenance or other causes, we may not be able to satisfy patient demand or build safety stock. Additionally, the ability to increase the number of shifts to produce Cinryze at Sanquin is subject to labor relations at Sanquin, including but not limited to labor availability and the time necessary to train such additional labor. Our inability to obtain adequate product supplies to satisfy our patient demand may create opportunities for our competitors and we will suffer a loss of potential future revenues. These factors, and other factors, including, but not limited to those described in ViroPharma’s annual report on Form 10-K for the year ended December 31, 2011 and quarterly6 report on Form 10-Q for the quarter ended March 31, 2012 could cause future results to differ materially from the expectations expressed in this press release. The forward-looking statements contained in this press release may become outdated over time. ViroPharma does not assume any responsibility for updating any forward-looking statements.

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